FORM OF
TRANSFER AND ASSUMPTION OF
SUBADVISORY AGREEMENT

for

TRAVELERS SERIES FUND INC. ON BEHALF OF
THE GT GLOBAL STRATEGIC INCOME PORTFOLIO


	TRANSFER AND ASSUMPTION OF SUBADVISORY AGREEMENT, made as of
the 3rd     day of September, 1996, by and among Travelers Series
Fund Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, on behalf of the GT Global Strategic Income Portfolio (the "Portfolio"), Smith Barney Mutual Funds Management Inc.. ("SBMFM"), a Delaware corporation, LGT Asset Management, Inc. (formerly known as G.T. Capital Management, Inc.), a California corporation (the "Sub-Adviser") and Travelers Investment Adviser, Inc. ("TIA"), a Delaware corporation.

	WHEREAS, the Company is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Act");
and

	WHEREAS, the Company consists of several distinct investment portfolios or series; and

	WHEREAS, the Company, Mutual Management Corp. ("MMC") and the Sub-Adviser entered into a Subadvisory Agreement on June 2, 1994, ("Subadvisory Agreement") under which MMC served as the investment manager and the Sub-Adviser served as the sub-investment adviser for the Portfolio; and

	WHEREAS, the Sub-Adviser consented to the assignment of MMC's interest, rights, responsibilities and obligations in and under the Subadvisory Agreement to SBMFM pursuant to a Transfer and Assumption of Subadvisory Agreement dated as of December 31, 1994, and SBMFM currently serves as the investment manager (the
"Investment Manager") for the Portfolio; and

	WHEREAS, SBMFM desires that its interest, rights, responsibilities and obligations in and under the Subadvisory
Agreement be transferred to TIA and TIA desires to assume SBMFM's interest, rights, responsibilities and obligations in and under the Subadvisory Agreement; and

	WHEREAS, this Agreement does not result in a change of actual control or management of the Investment Manager to the Company and, therefore, is not an "assignment" as defined in Section 2(a)(4) of the Act nor an "assignment" for the purposes of Section 15(a)(4) of the Act.

	NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

	1.	Assignment.  Effective as of September 3, 1996 (the
"Effective Date"), SBMFM hereby transfers to TIA all of SBMFM's interest, rights, responsibilities and obligations in and under the Subadvisory Agreement dated June 2, 1994, to which SBMFM is a party with the Sub-Adviser and the Company.

	2.	Assumption and Performance of Duties.  As of the
Effective Date, TIA hereby accepts all of SBMFM's interest and rights, and assumes and agrees to perform all of SBMFM's responsibilities and obligations in and under the Subadvisory Agreement; TIA agrees to be subject to all of the terms and conditions of said Agreement; and TIA shall indemnify and hold harmless SBMFM from any claim or demand made thereunder arising or incurred after the Effective Date.
	3.	Representation of TIA.  TIA represents and warrants
that : (1) it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and (2) is an indirect wholly owned subsidiary of the Travelers Insurance Company.

	4.	Consent.  The Company and the Sub-Adviser hereby
consent to this transfer by SBMFM to TIA of SBMFM's interest, rights, responsibilities and obligations in and under the Subadvisory Agreement and to the acceptance and assumption by TIA of the same. The Company and the Sub-Adviser each agrees, subject to the terms and conditions of said Agreement, to look solely to TIA for the performance of the Investment Manager's responsibilities and obligations under said Agreement from and after the Effective Date, and to recognize as inuring solely to TIA the interest and rights heretofore held by SBMFM thereunder.

	5.	Counterparts.  This Agreement may be signed in any
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers hereunto duly attested.


Attest:


                                      			By:

					Travelers Series Fund Inc.
					on behalf of the GT Global Strategic
Income Portfolio



Attest:


                                      			By:

					Travelers Investment Adviser, Inc.



Attest:


____________________			By:

					Smith Barney Mutual Funds Management
Inc.



Attest:


                                      			By:

					LGT Asset Management, Inc.



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